As filed with the Securities and Exchange Commission on April 14, 1999
                                               Registration No. 333-__________
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                           RIGGS NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
                        --------------------------------
            Delaware                                      52-1217953
 (State or other Jurisdiction of               (IRS Employer Identification No.)
  incorporation or organization)

            1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (Address, including zip code, of Principal Executive Offices)

                           RIGGS NATIONAL CORPORATION
                             1996 STOCK OPTION PLAN
                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)

                             JOSEPH M. CAHILL, ESQ.
                       Executive Director of Legal Affairs
                           Riggs National Corporation
                              800 17th Street, N.W.
                             Washington, D.C. 20006
            (Name, address, including zip code, of agent for service)

                                  202-835-6709
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

-------------------------------------------------------------------------------
Title of
securities                   Proposed maximum    Proposed maximum   Amount of
to be         Amount to be       offering       aggregate offering registration
registered     registered     price per share         price           fee
-------------------------------------------------------------------------------
Common Stock, 5,250,000 shs.    $17.6875 (1)      $92,859,375 (1)    $25,815
$2.50 par
value per share
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(c), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on April 9, 1999.

                                     PART II


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof: (i) Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) the description of Registrant's common stock, par value $2.50 per share (the "Common Stock"), contained in Registrant's Registration Statement on Form S-3 (SEC File No. 33-50775) relating to 4,000,000 shares of Registrant's 10.75% Noncumulative Perpetual Preferred Stock, Series B and 2,924,000 shares of Registrant's Common Stock, as amended by Amendment No. 3 filed on December 16, 1993.


         All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.       DESCRIPTION OF SECURITIES


         Not  applicable,  as  Registrant's  Common  Stock is  registered  under
Section 12 of the Exchange Act.


ITEM 5.       INTERESTS OF EXPERTS AND COUNSEL


     The validity of the shares of Common Stock registered hereunder will be passed upon for the Corporation by Joseph M. Cahill, Executive Director of Legal Affairs of the Registrant, who is an employee of the Registrant. As of the date of this filing, Joseph M. Cahill held 63 shares of Common Stock and stock options for 9,000 shares of Common Stock.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Section 145 of the General Corporation Law of the State of Delaware, Article Eleventh of the Registrant's Certificate of Incorporation and Section
14.1 of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act of 1933").


         The general effect of the provisions in the Registrant's Certificate of Incorporation and Delaware General Corporation Law is to provide that the
Registrant shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as directors or officers of the Registrant, if they acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his or her duty to the Registrant or another enterprise which he or she served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Registrant has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933.

         In addition, Article Eleventh of the Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for: (i) breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct in paying illegal dividends or improperly purchasing or redeeming the Registrant's own stock; or (iv) any transaction in which the director obtains an improper personal benefit.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED


         None.


ITEM 8.       EXHIBITS


       Exhibit
       Number                        Description of Exhibit
       -------                       ----------------------


         4(a) Registrant's Certificate of Incorporation, as amended (incorporated by reference to Registrant's Form 10-Q for the quarter ended September 30, 1989 and Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 0-9756).

         4(b) Registrant's Bylaws, as amended (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 0-9756).

         5 Opinion of Joseph M. Cahill, Executive Director of Legal Affairs of the Registrant (filed herewith).

         23(a) Consent of Arthur Andersen LLP, Independent Accountants (filed herewith).


         23(b) Consent of Joseph M. Cahill, Executive Director of Legal Affairs of the Registrant (filed as part of Exhibit 5 hereto).

ITEM 9.       UNDERTAKINGS


       (a)   Registrant hereby undertakes:


             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.


             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


       (b) Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


       (c)  Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 14th day of April, 1999.


                                      RIGGS NATIONAL CORPORATION (Registrant)

                                      By: /s/ JOE L. ALLBRITTON
                                          -----------------------------------
                                            Joe L. Allbritton
                                            Chairman of the Board and
                                                 Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




      Signature                  Title                         Date
      ---------                  -----                         ----

/s/ JOE L. ALLBRITTON        Chairman of the Board          April 14, 1999
------------------------     and Chief Executive
Joe L. Allbritton            Officer
                             (Principal Executive
                             Officer)


/s/ TIMOTHY C. COUGHLIN      President and Director         April 14, 1999
------------------------
Timothy C. Coughlin


/s/ JOHN L. DAVIS            Chief Financial Officer
------------------------     (Principal Financial           April 14, 1999
John L. Davis                 Officer)


/s/ ELEANOR L. RUTLAND       Comptroller
------------------------     (Principal Accounting          April 14, 1999
Eleanor L. Rutland            Officer)


/s/ ROBERT L. ALLBRITTON     Director                       April 14, 1999
------------------------
Robert L. Allbritton


/s/ JOHN M. FAHEY, JR.       Director                       April 14, 1999
-----------------------
John M. Fahey, Jr.

      Signature                  Title                         Date
      ---------                  -----                         ----

/s/ LAWRENCE I. HEBERT       Director                       April 14, 1999
------------------------
Lawrence I. Hebert


/s/ STEVEN B. PFEIFFER       Director                       April 14, 1999
------------------------
Steven B. Pfeiffer


/s/ JOHN E.V. ROSE           Director                       April 14, 1999
------------------------
John E.V. Rose


/s/ ROBERT L. SLOAN          Vice Chairman of the Board     April 14, 1999
------------------------     and Director
Robert L. Sloan


/s/ JACK VALENTI             Director                       April 14, 1999
------------------------
Jack Valenti


/s/ WILLIAM L. WALTON        Director                       April 14, 1999
------------------------
William L. Walton


/s/ EDDIE N. WILLIAMS        Director                       April 14, 1999
------------------------
Eddie N. Williams









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